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                                                                 EXHIBIT 4.17


               AMENDMENT TO CONSULTING AGREEMENT DATED 5/30/96

        This Amendment, dated July 31, 1996 and effective as of July 31, 1996, to the Consulting Agreement dated May 30, 1996 entered into by and between POLLUTION RESEARCH & CONTROL CORP., a California corporation (herein referred to as the "Company") and LIVIAKIS FINANCIAL COMMUNICATIONS, INC., a California corporation (herein referred to as the "Consultant").

                                    RECITALS

        WHEREAS, Company and Consultant entered into a Consulting Agreement dated May 30, 1996 (the "Agreement"); and

        WHEREAS, Company and Consultant desire to amend such Consulting
Agreement;

        NOW THEREFORE, in consideration of the promises and mutual covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

Item (2.) of Paragraph 4.1 of the Agreement is hereby amended to read as follows:

        2. The Options will be exercisable any time after January 30, 1997 and for the remainder of the four year period.

The first paragraph of Item 3. of Exhibit "A" of the Agreement titled "NON-QUALIFIED STOCK OPTION AGREEMENT" is hereby amended as follows:

        3.      Exercise of Option.

                All of the options granted hereby shall first become exercisable on January 30, 1997. Subject to the provisions of Paragraph 4 hereof, such options shall be exercisable in whole or in part at any time and from time to time from the date on which they are first exercisable through 5:00 p.m. Glendale, CA time on May 29, 2000.

AGREED TO:

"Company":              POLLUTION RESEARCH & CONTROL CORP.


Date:   7/31/96         By:  /s/ ALBERT E. GOSSELIN, JR.
      ------------          ------------------------------
                                 Albert E. Gosselin
                                 Chairman and CEO

"Consultant":           LIVIAKIS FINANCIAL COMMUNICATIONS, INC.


Date:   7/31/96         By:  /s/ JOHN M. LIVIAKIS     By:  /s/ ROBERT B. PRAG
      ------------          ----------------------        ----------------------
                                 John M. Liviakis            Robert B. Prag
                                 President                   Sr. Vice President